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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 6, 1998

                                   SWWT, Inc.

             (Exact name of registrant as specified in its charter)

    Delaware                          0-25942                   84-1167603
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(State or other                     (Commission                (IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)

        3429 W. 109th Circle, Westminster, CO                 80030
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      (Address of principal executive offices)              (zip code)

       Registrant's Telephone Number, including Area Code: (303) 460-8017

     SweetWater, Inc., Unit A, 1140 Boston Avenue, Longmont, Colorado 80501
          (Former name or former address, if changed since last report)
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

       On February 6, 1998 (the "Closing Date"), Cascade Designs, Inc., a Washington corporation ("Buyer") purchased substantially all of the assets of SweetWater, Inc., a Delaware corporation now known as SWWT, Inc. (the "Company" or the "Registrant"), pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of October 21, 1997 for a purchase price of $1,633,425 (the "Purchase Price") in cash. After payment of related expenses and management and severance bonuses, the Company estimates that approximately $1.4 million in cash will be available.

       The assets transferred to the Buyer under the Asset Purchase Agreement include (i) the Company's leasehold interests in the real property and facilities located at 1140 Boston Avenue, Unit A, Longmont, Colorado 80501 (the "Facility"), together with all of the Company's interest in and to all improvements thereon and all of the furniture, fixtures and equipment owned by the Company and located in the Facility; (ii) all tangible personal property including, but not limited to, all machinery, equipment, raw materials, work in progress, inventories, tools, and the office operating and other supplies, such as desk sets, furniture and computers, currently utilized by the Company's twelve employees; (iii) all of the Company's common law and statutory rights in, and the goodwill associated with, the name "SweetWater" and all patents, patent applications, common law and registered trademarks, service marks and trade names together with all other trade secrets, copyrights, know-how, processes and proprietary information owned by the Company and used by the Company in its business of manufacturing and distributing portable water filtration and purification devices for outdoor use (the "Outdoor Business"); (iv) all trade accounts receivable of the Outdoor Business attributable to payors with billing addresses in the United States and Canada; (v) all of the Company's rights and claims under all written contracts and agreements which relate to the Outdoor Business or the acquired assets (the "Outdoor Contracts"), other than certain excluded contracts, and all claims, demands, judgments and rights of set-off relating to the Outdoor Contracts; (vi) all books, records and files of the Company relating to the Outdoor Business; (vii) to the extent transferable, all licenses, authorizations and permits issued by any governmental or regulatory agency relating exclusively to the Outdoor Business, and all applications therefor pending or filed; (viii) EPA Registration No. 67373-1 and data compensation rights granted the Company under the Federal Insecticide, Fungicide and Rodenticide Act; (ix) to the extent transferable, all software licenses and authorizations; and (x) all other assets owned by the Company and used exclusively in the Outdoor Business in the ordinary course of business as currently conducted.


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       The following assets ("Excluded Assets") were not transferred to the
Buyer under the Asset Purchase Agreement (i) all cash, marketable securities, insurance policies, certain deposits and prepaid assets and expenses of the Company; (ii) all rights and claims (including, without limitation, rights under any insurance policies of the Company, refunds, tax refunds and claims thereto) of the Company with respect to the Excluded Assets or the Excluded Liabilities, as defined below; (iii) any and all minute books, stock transfer records, corporate seals, tax returns, and any books or records (including, without limitation, payroll records and paid invoices) relating to tax returns; (iv) all rights of the Company under the Asset Purchase Agreement and the agreements and instruments delivered to the Company by Buyer pursuant to the Asset Purchase Agreement; (v) all finished goods relating to products not included in the Company's price list on October 21, 1997, all components of goods and all raw materials not used in products included in the Company's price list on October 21, 1997; and (vi) certain computer equipment, office equipment and supplies and software.

       The following liabilities ("Assumed Liabilities") were assumed by the Buyer under the Asset Purchase Agreement (i) liabilities and obligations that arise out of the Company's product warranties; and (ii) liabilities and obligations that arise out of or relate to any event occurring after the Closing Date in connection with the operation of the Outdoor Business, the use or ownership of any of the acquired assets or the assumption of the Outdoor Contracts.

       The following liabilities ("Excluded Liabilities") were not assumed by the Buyer under the Asset Purchase Agreement (i) all accounts payable and liabilities of the Company in respect of indebtedness for borrowed money; (ii) all of the Company's liabilities and obligations in respect of taxes attributable to taxable years or periods ending prior to the Closing Date; (iii) all of the Company's liabilities for the payment of accrued employee benefits or for severance benefits arising out of any agreement between the Company and any of its employees or any other person; (iv) liabilities and obligations arising under environmental laws or otherwise related to the environment as a result of the Company's operation of the Outdoor Business prior to the Closing Date, the Company's lease of the facilities located at 2505 Trade Center Avenue, Longmont, Colorado 80503 and 4725 Nautilus Court South, #3, Boulder, Colorado 80301 or as a result of any act of the Company's employees prior to the Closing Date at the Facility; (v) all liabilities of the Company under the Asset Purchase Agreement; and (vi) all other liabilities not specifically included within the definition of Assumed Liabilities and arising out of events occurring prior to the Closing Date.


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      Immediately following the closing under the Asset Purchase Agreement, the
Company amended its Certificate of Incorporation to change the Company's name to SWWT, Inc.

      The purchase price for the assets was determined through negotiations between the parties. Prior to the transactions described herein, there was no material relationship between the Buyer and the Company or any of their respective affiliates, directors or officers, or any associate of any such officer or director.

ITEM 5. OTHER EVENTS.

      As a result of the sale of the Company's operating assets, Eric Reynolds resigned as President, Chief Executive Officer and a director. Patrick E. Thomas, the Company's Chief Financial Officer, has been elected President and Chief Executive Officer. Clarke H. Bailey, Co-Chairman of the Board of Hudson River Capital LLC, and Thomas Barnds, of Nassau Capital Partners L.P., have been elected as directors of the Company and join Messrs. Barron, Effron, Gilson and Hack to form the new six person Board of Directors. Mr. Gilson has been elected to serve as the Chairman of the Board.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial statements of business acquired. Not applicable.

(b)   Pro forma financial information.

      It is impracticable to provide the required pro forma financial information relating to the sale of assets under the Asset Purchase Agreement at the time this report is being filed. The required pro forma financial information will be filed as soon as practicable but not later than 60 days after this report is filed.

(c)    Exhibits

       1.1 Asset Purchase Agreement dated as of October 21, 1997 (the "Asset Purchase Agreement") by and between SweetWater, Inc., a Delaware corporation, and Cascade Designs, Inc., a Washington corporation ("Purchaser"). (A list of exhibits and schedules to the Purchase Agreement is attached thereto. The Registrant agrees to furnish to the Commission supplementally, upon request, a copy of any such exhibits or schedules not otherwise filed herewith.)

      99.1  Press Release of the Registrant dated February 9, 1998.


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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SWWT, INC.
                                    (Registrant)

Dated:  February 18, 1998           By:  /s/ Patrick E. Thomas
                                        ----------------------
                                          Name: Patrick E. Thomas
                                          Title: President and Chief Executive
                                                Officer


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                                INDEX OF EXHIBITS

Exhibit No.                Exhibit Description
-----------                -------------------
     1.1          Asset Purchase Agreement dated as of October 21,
                  1997 (the "Asset Purchase Agreement") by and
                  between SweetWater, Inc., a Delaware corporation,
                  and Cascade Designs, Inc., a Washington
                  corporation ("Purchaser").  (A list of exhibits
                  and schedules to the Purchase Agreement is
                  attached thereto.  The Registrant agrees to
                  furnish to the Commission supplementally, upon
                  request, a copy of any such exhibits or schedules
                  not otherwise filed herewith.)


     99.1         Press Release of the Registrant dated February 9,
                  1998.